Exhibit 10.35

Loan Agreement for Small Business Entity

(2009 edition)

Ref: 2011 Xin Jie06007400-173

Special tips:

The Agreement is entered on basis of good faith and equality of parties hereto, reflecting their truthful willingness. For the purpose of safeguarding Client's legitimate rights and interest, Factoring Bank reminds Client to give full care to each and every term and provision regarding rights and obligations hereto, particularly content in bold letters.

Lender: Dalian Ganjingzi Branch of ICBC

Representative: Li Bingrong Contact: Gong Chengjie

Address: 17 Ganjingzi Rd, Ganjingzi district, Dalian; Postcode:

Tel.: 86796618 Fax: Email:

Borrower: Dalian Tongda Equipment Co.,Ltd

Legal representative: Wang Yukai contact person:

Address: Youjia village, Xinzaizi Rd, Ganjingzi District, Dalian Postcode:

Tel.: 66881719 Fax: Email:

After fair negotiation between borrower and lender, both parties reached agreement of borrowing and loaning, and made this contract.

Part one: Borrowing Conditions

Section one: Use of loan

Use of the loan is purchasing raw materials, without written permission from lender, borrower can not appropriate and lender has rights of supervising the use of loan.

Section two: Amount of the loan and time limit

2.1 The currency of the loan is RMB, and amount is 180000 RMB.

2.2 Time limit: half year. It is counted down from the date that borrower obtain the money (if borrower take the loan by several times, the date is assumed the first time of taking out the loan). And the actual withdraw date is based on the receipt.

Section three: interest rate, interest and fees

3.1 approach of setting the interest rate:

(1) Fixed interest rate: annual rate is 7.93%, and in the term, this rate shall remain unchanged.

3.2 Not Applicable

3.3 The interest is charged from the actual withdraw date, and the bear interest is based on months. When loan comes to the due day, borrower should pay the principle and interest at the mean time and the day rate is equal annual rate/360.

3.4 Punishment for delayed payment equals to interest rate plus 30% of it; and Punishment for appropriation of loans for other use equals interest rate plus 50%.

Section four: loan withdraw

Borrower should, according to real capital needs, withdraw money. And the first withdraw date must be before November 10th 2011; or lender has right to cancel part or the entire loan.

Section five: loan repayment

Borrower should do the loan repayment on the due day and pay the entire amount, including principle and interests.

Section six: guaranty

This contract requires the loan is secured loan, and the secured way is pledge.

Section eight: dispute resolution

Under this contract, disputes shall be brought to the local court which is located in the same place with the lender.

Section nine: others

9.1 This contract has a duplicate copy. And borrower and lender hold each copy and both copies have equal legal effect.

9.2 Attachments as follows and other attachments which are common confirmation are indivisible parts of this contract and they have the equal legal effect with this contract.

Attachment one: Advice of drawing (standardized)

Attachment two: Commission payment protocol

Part two: loan terms for small business entities

Section one: interest and interest rate

1.1 Transaction of foreign currency loan, LIBOR is the same with financial telecommunication terminal of REUTRES’ LIBO which supplies interbank offered rate of RMB. And the date is the withdraw day or two banking operating days before adjustment day. HIBOR is the same with financial telecommunication terminal of REUTRES’ HIBO which supplies interbank offered rate of Hong Kong dollars, and the date is the withdraw day or two banking operating days before adjustment day.

1.2 under this contract, loan interest is floating interest rate and when the loan is over due; interest rate is adjusted according to the original mode.

1.3 monthly loan repayment days are the every 20th of every month; quarterly loan repayment days are the ending month’s 20th of every quarter; half-year loan repayment days are 20th June and 20th December.

1.4 the first loan repayment period is from the actual withdrawing day to the next repayment day; the last loan repayment period is from the day after the one before last loan repayment day to the last repayment day; other repayment periods are just between the repayment days.

1.5 if encountering loan interest adjustment by People’s Bank, lender will not notify borrowers and follows the adjustment measure.

Section two Loan disbursement and payment

2.1 borrowers must meet all the prerequisites as follows, or lender has no obligations to lend money to borrowers, only except the agreed advance loans:

(1) Except fiduciary loan, borrowers have already supplied pledge required by lender; relevant pledge procedures have been completed and no negative change happened to lender.

(2) When one withdraws happens, borrower should ensure all the statements and guarantees under this contract are accurate, completed and no negative changes happened to both this contract and other agreement between borrower and lender.

(3) The certified document of use of loan should follow the agreements.

2.2 borrowers, using the loan to do fixed asset investment, should meet both 2.1 requirements and other requirements as follows:

(1) Loan program has already been approved, examined or filed by country authorities(if required);

(2) The capital of loan program has already been employed, according to the timing and proportion.

(3) No cost overrun happened or the overrun part has been solved by self-financing;

(4) Borrower has already completed project’s progress, according to the plan, and the actual project progress has matched the loan amount.

2.3when borrower want to withdraw money, it should notify lender five banking operating days prior by written documents. Once the written documents have been handed to lender, borrower can not cancel the documents without lender’s written agreement.

2.4 when borrower meet withdrawing prerequisites or lender approved advanced loan, and lender has transferred the money to the account appointed by borrower; this is regards as lender has issued the loan to borrower.

2.5 According to regulations and lender’s management requirements, this contract should employ lender-entrusted payment method to withdraw and use the loan; lender, according to borrower’s loan application and entrusted payment, lender will lend the loan to the subject who meets the requirements under this contract. Therefore, lender and borrower should sign the agreement of entrusted payment and regard this agreement as one attachment of this contract and borrower should open or appoint another account to deal with entrusted payment with lender.

Section three: repayment

3.1 borrowers should, according to the contract, repay full amount of the principle, interests and other account payable. On repayment day and the banking working day before every interest repayment day, borrower should deposit adequate amount in the appointed account and lender has right to transfer the money on repayment day the interest repayment day, or require borrower to do some transfer progress for lender. If the deposit is not enough for the due account payable, lender has right to decide the Liquidation sequence.

3.2 when borrower applies to repay all or part of the loan in before due day, borrower should send written application to lender to acquire lender’s permit in advance of 10 banking working days, and according to contract’s agreed standard to pay the compensation.

3.3 If lender agrees to accept early repayment, borrower should according to this contract, pay all agreed principle, interests and other payables on early repayment day and borrower should repay the part of loan which is unpaid before early repayment day.

3.4 lenders has right to, according to borrower’s actual cash flows, claim back loan in advance.

3.5 if early repayment happens or lender, according to contract’s agreement claim back loan in advance, which will shorten loan period, there will be no adjustment of the interest rate and it will still follow ordinary loan interest rate.

Section four guaranty

4.1 Except credit loan, borrower should take the obligation, under this contract, to supply legal and effective loan guaranty. And guaranty contract should be signed additionally.

4.2 If the pledge encounters damage, depreciation, property disputes, sealed up or seized, being processed without agreement, negative changes of financial situation happened to guarantor or other negative changes happened to loan debtor; borrower should notify lender timely and supply other approved pledge instead.

4.3 when approved by lender, account receivables, which is regarded as pledge for this contract, encounter any situation, as follows, during the loan period; lender has right to announce that the loan is over and require borrower to repay part of all of the principle and interests immediately or ask borrower to supply other approved, legal, effective, and abundant pledge.

(1) The account receivables’ bad debt ratio increases in two sequence month;

(2) Unclaimed account receivables took up the due account receivables more than 5%;

(3) If warrantor has trading or debt disputes with payable parties or other third parties (including but not limiting disputes of quality, technology, services), there may be possibilities of delaying repayment of account receivables.

Section five account management

5.1 under this contract, an approved account, which is used to collect sales or planned repayment, should meet the actual operating cash flow requirement. For the sales which is not settled by cash, borrower should ensure transfer money timely to approved account when borrower collect the being owed money.

5.2 lender has right to supervise approved account, and its right includes but not limits the supervision and acknowledge of cash-ins and cash-outs. Borrower should cooperate with lender and borrower should sign supervision agreement with lender when it is necessary.

Section six statements and guarantees

Borrower made statements and guarantees, as follows, to lender, and ensure, during the contract period, all the statements and guarantees are effective:

6.1 According to the law, the borrower is qualified and has abilities of signing and carrying out the contract and following the contract’s requirements.

6.2 it is authorized and approved to sign this contract and it does not break corporation rules, shareholders’ contribution agreement, pool agreement, partnership agreement or any other relevant laws and regulations. And there is no conflict with other contracts’ obligations.

6.3 other debt payable had been repaid on time and no malicious default behavior regarding to repayment of principle and interest.

6.4 In the most recent year, there was no significant breaching-rule behavior during operation, and current advanced management stuffs have no significant bad record.

6.5 All materials and documents supplied by borrowers are accurate, true, completed and effective and there is no false record, no omit or misstatement.

6.6 There is no hidden lawsuit, arbitration or claiming for compensation.

6.7 If borrower employs loan to do fixed asset investments, it must be legal to do the relevant investment.

Section seven borrower’s commitment

7.1 Borrower should, according to the contract, withdraw money and apply the loan; and the loan can not be used in the share market, future market or be used for any other forbidden or restricted applications.

7.2 According to the contract’s agreement, borrower should repay principle, interest and other account payables.

7.3 Borrower accepts and positively cooperates with lender in the fields of account analysis, checking receipts, on-site investigation and other approaches, including application of the loan do the inspection and supervision. Borrower will also summarize application of loan and send report to lender on a regular time schedule.

7.4 Borrower accepts credit inspection from lender, and borrower will, in accordance with lender’s requirements, supply true, accurate, completed financial materials and other materials which can reflect borrower’s solvency abilities, including bank account, account number, balance of the account etc. Borrower will positively help and cooperate with lender do the investigation, acknowledge and supervision regarding borrower’s operation and financial situations.

7.5 Before repayment of the full amount of the principle, interests and other account payables, it is not allowed to distribute dividends in any form.

7.6 Borrower should obtain written confirmation from lender in advance when processing consolidation, separation, reduction of capital, changes of owners’ equity, joining in the company, leaving the company, significant transferring of assets and debt rights, significant investment on others, materially increasing debt financing and other behavior which can cause negative changes to lender’s interests and rights.

7.7 If any issues, as follows, happen, borrower should notify lender timely:

(1) Changing name, official stamp, corporation rules, address, legal representative or person-in-charge, postal address and so on;

(2) Going out of business, dismissing, conducting liquidation, conducting rectification, revoking business license, being revoked or filed for bankruptcy;

(3) Involving or supposed to be involved significant economic disputes, lawsuit, arbitration or assets are being sealed, detained or compulsory execution, or being published or fielded to be inspected and to pay penalties by the judiciary, industrial and commercial bureau or taxation office.

(4) Shareholders, directors and current management stuffs or capital contributors is or are suspected to involving significant case or economic dispute.

7.8 Borrower will timely, completely and accurately disclose the relationship with related parties and related trading to lender.

7.9 Borrower will timely sign the notification, which is send by lender or in any other ways, from lender.

7.10 Borrower can not dispose its own assets to decrease its solvency abilities, and when borrower becomes third parties’ warrantor, borrower should avoid destroy lender’s rights and interests.

7.11 Borrower should pay the fees which is caused by signing this contract and carrying out this contract; and also pays the fees which is caused by realizing debt rights’ paid and unpaid, including but not limiting lawsuit or arbitration, property preservation costs, counsel fee, execution fee, appraisal fee, auction fee, advertisement fee etc.

7.12 Under this contract, lender, at least, has the same liquidation sequence with other debt holders; it is more priority than shareholders, legal representative or person-in-charge, partners, main capital contributor or debts from key management stuffs.

Section eight Lender’s commitment

8.1 In accordance with this contract, lender will lend money to borrower.

8.2 Lender will keep, all relevant financial and operational unpublished materials supplied by borrower, confidential; only except the part which should be disclosed, according to the regulations and laws and required part by this contract.

Section nine: breaching

9.1 Any thing happened, as follows, will be regarded as breaching the contract:

(1) Borrower does not repay the principle and interests as required by the contract, or does not fulfill the obligations required by the contract, or breaching the contract’s statements, guarantee or commitments;

(2) The pledge, under this contract, encounters negative changes to lender and borrower does not offer another confirmed pledge.

(3) When any debt is due (including being announced early due) and borrower does not repay the debt, or borrower does not implement its obligation or breach its obligation under other terms, borrower has already or may negatively influence implement obligations under this contract.

(4) Borrower’s profit ability, solvency ability, operating and managing ability and cash flow ratios and other financial ratios become below required standards, or become deteriorated, which have already or may negatively influenced implementing obligations.

(5) Significantly negative changes, related to operation and management, investment in others and so on, happened to borrower, which have already or may negatively influenced implementing obligations.

(6) Borrower or shareholders, legal representative or person-in-charge, partners, main capital contributor or key management stuffs involved or may involve significant economic disputes, lawsuit, arbitration, or assets are sealed up, detained or compulsory executed, or is under inspection and being punished by the judiciary and administrative organizations, or breaching related civil laws or disclosed its negative behavior by the press, which have already or may negatively influenced implementing obligations.

(7) Borrower encounters equity restructuring or changes of controlling relationship, partnership, joint venture relationship; partners, main capital contributors, key management stuffs change abnormally, disappear or are investigated or limited its freedom by the judiciary, which have already or may negatively influenced implementing obligations.

(8) Borrower takes use of fake contracts and non-exist trading with related parties to obtain lender’s loan or credit, or by the way of related trading, subjectively avoid lender’s rights and interests.

(9) Borrower has already or may involve closing-down, dismissing, liquidation, rectification, revoking business license, being revoked or filed for bankruptcy;

(10) Borrower breached the laws or industry standards, which will cause liability accident, related with food security, operation security, protecting of environment, which have already or may negatively influenced implementing obligations.

(11) Borrower or shareholders, legal representative or person-in-charge, partners, main capital contributor or key management stuffs involved Mafia-style organization activities, drugging, gambling, smuggling and other illegal activities.

(12) Borrower delayed the payment of taxes, fees or wages.

(13) Any other situation that will cause negative change which will damage lender’s rights and interests.

9.2 If borrower breaches agreement, lender has rights to adopt one or more measures, as follows:

(1) Asking borrower correct improper activity during limit time.

(2) Stopping issuing loans or other financing amount which is related with this contract and other contracts, partly or full-amount cancelling the money which is not withdrawn by borrower or other financing amount.

(3) Immediately claiming unpaid part, when announcement of which the unpaid loan and other financing loan, between lender and borrower, is due.

(4) Requiring borrower to pay the damage which is caused by borrower’s breaches

(5) Other necessary measures which are deemed by laws, regulations and agreements under this contract.

9.3 When the loan is due (including being announced to be due), and borrower does not do the repayment as required by agreements, lender has rights to credit the punishment interest which will start from the following day of due day. And the unpaid interests, which are caused by over due, will be charged, according to compound interest rate.

9.4 If borrower does not employ the loan as required by agreement, lender has rights to charge punishment interests, since the day of appropriating. And the punishment interests will be compounded.

9.5 If borrower breaches 9.3 and 9.4 in the mean time, the higher punishment interests will be chosen and not the both.

9.6 If borrower does not repay principle, interests (including punishment interests and compounded interests) or other account payable, lender has rights to take use of the press to collect the money.

9.7 If the controlling and being controlled relationships between borrower and related parties have been changed, or borrower’s related parties encounter the situations which is mentioned in 9.1 without (1) and (2), which have already or may negatively influenced implementing obligations, lender has rights to adopt any measures which is agreed under this contract.

Section ten deductions

10.1 Borrower does not, in accordance with this contract, repay the due amount (including being announced due), lender has rights to employ money from any borrower’s account which is opened under any ICBC’s branches, and no matter it is local currency account or foreign currency account. And this measure will last till the outstanding balance comes to zero.

10.2 When the deduction’s currency is not the same with this contract’s currency, the exchange rate is decided by the day which is on the deduction day. From the deduction day to repayment day (lender, according to the national foreign exchange management policies, deducts money and exchanges it into the contract’s currency to repay the owe money. And this process will take some time, and the actual repayment day is regarded as the repayment day.), the fees and interests which are caused during this period, due to the changes of exchange rate, should be taken by the borrower.

10.3 When the deduction amount is not enough to cover the owe amount, lender has rights to decide the liquidation sequence.

Section eleven rights and obligations transferring

11.1 Lender has rights to transfer or partly transfer the rights, under this contract, to a third party, and the transferring behavior does not need borrower’s permit. And without written permit from lender, borrower can not transfer the rights and obligations, under this contract, to a third party.

11.2 Lender or ICBC can, according to operation and management requirements, authorize or entrust other ICBC branches to fulfill the agreed rights and obligations, or transfer the debt rights to another ICBC branch to do the following management, borrower must accept this issue and lender’s behaviors, mentioned as above, are not necessary to obtain borrower’s permit. And the ICBC branch, which does following management, has the same rights as before; and it has rights to make lawsuit, arbitration or compulsory execution, in the name of itself.

Section twelve: effectiveness, changes and relieving

12.1 This contract is effective since it is signed by both parties, and it is terminated when borrower fulfills all the obligations.

12.2 For any change of this contract, it needs both party negotiation and it should be in the form of written documents. And the changing agreement or terms should become one part of this contract, and it has the same legal force with this contract. Excluding the changing part, other parts of this contract are still effective, and before the changing part become effective, ordinary terms are still effective.

12.3 The changing and relieving of this contracts, do not affect both parties’ rights which is about compensation. When this contract is relieved, it should not affect the enforcement of dispute terms.

Section thirteen Law and dispute resolution

To conclude this contract, efficiencies of this contract, explanation, fulfilling and dispute resolution are all follow the laws of PRC. Any dispute, which is caused by this contract or is related with this contract, should be tried by both parties to negotiate; if both parties can not process negotiation or can not reach agreement, the dispute will be resolved by the ways which are termed.

Section fourteen: completed contract

The completed contract is consisted of the first part of this contract is “borrowing conditions” and the second part is “loan contract for small business entity”. And the loan, under this contract, is restricted by both parts, mentioned above.

Section fifteen: notification

15.1 Under this contract, all notification should be in the written form. Except additional agreement, both parties appointed the residential address, in the contract, as postal address. Any changes of postal address or of other contacting method happens, any party should notify the other party in the written form.

15.2 Under this contract, any party refuses to sign and accept documents or can not deliver the documents, notifying party can take the form of notarization or announcement and it is also regarded as successfully delivery.

Section sixteen: others

16.1 If lender does not fulfill or partly not fulfill or delayed fulfill its any obligation under this contract, this deed is not regarded as abandoning or changing its rights or other rights, and it also does not affect its further step to employ its rights and other rights.

16.2 If any term of this contract is not effective or can not be fulfilled, this issue can not affect other terms’ effectiveness and fulfillment and it is not affect the whole contract’s effectiveness either.

16.3 Lender has rights, according to relevant laws and regulations or financial custodian institutions’ requirements, to disclose relevant information and borrower’s other information to the people's Bank of China credit information system and other legal credit information data base, and the information is only for the qualified persons and institutions inquiring or employing. Lender also has rights, with the purpose of concluding and fulfilling this contract, to obtain borrower’s relevant information via the people's Bank of China credit information system and other legal credit information data base.

16.4 The terms, in this contract, such as, related parties, related party relationship, related party transaction, main investment person, key management stuff etc. have the same meaning with the terms appeared in “accounting standards 36th –disclosure of related parties” and thereafter revising edition, which is issued by the Ministry of finance.

16.5 The receipts which is made and maintained by lender, according to its transaction rules, can be regarded as effective evidence to prove the relationships between lender and borrower, and they have restricting power to borrower.

16.6 Under this contract, (1) any referred this contract includes this contract’s revise and complementary part ;(2) term titles are only for reference, they are not the explanation of this contract, and they can not limit the following content; (3) when fulfilling this contract, if one withdraw day or one repayment day is not banking operating day, then they should be regarded as the following banking operating day.

Confirmation by both parties: all the terms in this contract have been fully discussed and negotiated by lending party and borrowing party. Lender has already specially notified borrower all the terms which are related to both parties’ rights and obligations, and borrower has obtained comprehensive and accurate understanding of the terms and at borrower’s request, lender has explained relevant terms. Borrower has already carefully read and understood all contract terms (including first part “borrowing conditions” and the second part “loan for small business entity”), the understanding of contract terms of borrowing party is conformity with lending party, and there is no disagreement with the contact content.

Lender (seal):

Representative/ authorized agent: /s/ Gong Chengjie

Borrower (seal):

Legal representative/ authorize agent: /s/ Yu-Kai Wang

Date: 16th November, 2011